EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2020

▪	Reaffirms full year 2020 financial forecast

▪
Executes multi-faceted response to COVID-19 drawing upon longstanding investments in capabilities to address public health threats, as well as expertise in vaccines, therapeutics, and contract development and manufacturing

GAITHERSBURG, Md., April 30, 2020—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the three months ended March 31, 2020.

"Emergent is uniquely positioned to respond to the unprecedented challenges of the COVID-19 pandemic," said Robert G. Kramer Sr., president and chief executive officer of Emergent BioSolutions. “We are deploying our decades of experience in vaccines and therapeutics development and manufacturing, our well-established platform technologies, and our significant development and manufacturing capabilities. Our goal is to create multiple innovative solutions to deliver on our commitments to our customers and patients, while continuing to safeguard our employees.”

FINANCIAL HIGHLIGHTS (unaudited)

(in millions)	Q1 2020	Q1 2019	$ Change	% Change
Total Revenues	$192.5	$190.6	$1.9	1.0%
Net Loss	$(12.5)	$(26.0)	$13.5	51.9%
Adjusted Net Income (Loss) (1)	$0.3	$(5.2)	$5.5	105.8%
Adjusted EBITDA (1)	$15.3	$8.4	$6.9	82.1%

EMERGENT'S RESPONSE TO COVID-19

•
Signed a contract development and manufacturing (CDMO) agreement, valued at $135 million, to be U.S. manufacturing partner of Johnson & Johnson's lead vaccine candidate for COVID-19. Negotiations continue on a long-term commercial supply agreement for large-scale drug substance manufacturing, anticipated to begin in 2021.

•
Initiated development of two investigational plasma-derived therapies. COVID-Human Immune Globulin (COVID-HIG), a human plasma-derived product candidate, for which the Company subsequently received $14.5 million in Health and Human Services (HHS) funding, is being developed as a potential treatment for COVID-19 in severe hospitalized and high-risk patients and will be included in at least one of the studies of the National Institute of Allergy and Infectious Diseases (NIAID), part of the National Institutes of Health, evaluating potential treatments for COVID-19. COVID-Equine Immune Globulin (COVID-EIG) is also being developed as an equine plasma-derived therapy candidate for potential treatment of severe disease in humans.

•	Signed a CDMO agreement with Novavax, Inc. to provide development services, drug substance and drug product manufacturing for its experimental vaccine candidate for COVID-19, NVX-CoV2373.

•	Signed a CDMO agreement with Vaxart, Inc. to provide development services and drug substance manufacturing to produce its experimental oral vaccine candidate for COVID-19.

1 of 11

Q1 2020 AND OTHER RECENT BUSINESS ACCOMPLISHMENTS

•
Received agreement from the European Medicines Agency (EMA) and the U.S. Food and Drug Administration (FDA) on the company’s proposed development plan to use Serum Neutralizing Antibodies (SNA) as surrogate endpoint to predict likely clinical benefit of CHIKV VLP, the company’s chikungunya virus virus-like particle (VLP) vaccine candidate, in a Phase 3 safety and immunogenicity study anticipated in late 2020.

•
Received positive opinion and subsequent approval from EMA of Vaxchora® Cholera Vaccine (recombinant, Live, Oral), making it the only single-dose oral cholera vaccine approved across all European Union member states, the UK, and the European Economic Area countries, indicated for active immunization against disease caused by Vibrio cholerae serogroup 01 in adults and children from 6 years of age. Commercial launch is being planned for late 2020.

•	Signed a CDMO agreement with Novavax, Inc. to provide drug substance manufacturing of NanoFluTM, its seasonal influenza vaccine candidate.

•
Announced the appointment of Dr. Karen Smith as chief medical officer with responsibility for leading and further establishing Emergent’s global integrated capability in clinical development, medical affairs, and regulatory affairs.

•	Submitted a data package to the FDA in support of extending the shelf life of NARCAN® (naloxone HCl) Nasal Spray from 24 to 36 months, with an expected review by FDA to take approximately six months.

2020 FINANCIAL PERFORMANCE (unaudited)

(I) Quarter Ended March 31, 2020 (Q1)

Revenues

Total Revenues
For Q1 2020, total revenues were $192.5 million, a slight increase over 2019. Total revenues reflect a decline in product sales revenues partially offset by an increase in CDMO and contracts and grants revenues.
Product Sales
For Q1 2020, product sales were $148.2 million, a decrease of $4.8 million or 3% as compared to 2019. The change primarily reflects increases in sales of Anthrax Vaccines and NARCAN Nasal Spray offset by a decrease in ACAM2000, as previously anticipated.

(in millions)	Three Months Ended March 31,
	2020	2019	% Change
Product Sales
NARCAN Nasal Spray	$72.2	$65.5	10%
ACAM2000	$—	$45.6	(100)%
Anthrax vaccines	$51.9	$11.7	NM
Other	$24.1	$30.2	(20)%
Total Product Sales	$148.2	$153.0	(3)%

2 of 11

Contract Development and Manufacturing
For Q1 2020, revenue from the Company’s contract development and manufacturing operations was $21.7 million, an increase of $5.8 million or 36% as compared to 2019. The increase primarily reflects increased demand across development services, drug substance and drug product offerings.

Contracts and Grants
For Q1 2020, revenue from the Company’s development-based contracts and grants was $22.6 million, an increase of $0.9 million as compared to 2019. The increase primarily reflects revenues associated with a grant received related to our PC2A (diazepam) auto-injector drug-device product candidate.
Operating Expenses

Cost of Product Sales and Contract Development and Manufacturing
For Q1 2020, cost of product sales and contract manufacturing was $76.9 million, a decrease of $14.9 million or 16% as compared to 2019. The decrease primarily reflects a decrease in sales of ACAM2000 and raxibacumab.
Research and Development (Gross and Net)

For Q1 2020, gross R&D expenses were $42.7 million, a decrease of $3.4 million or 7% as compared to 2019. The decrease primarily reflects a decline of costs associated with the Company's FLU-IGIV product candidate. During 2019, the Company was incurring costs associated with phase 2 clinical trials for FLU-IGIV.
For Q1 2020, net R&D expense, which reflects investments made in development programs that are not currently funded in whole or in part by third-party partners and is calculated as gross research and development expenses minus contracts and grants revenue, was 20.1 million, a decrease of $4.3 million or 18% as compared to 2019. The decrease is also attributable to a decline of costs associated with the Company's FLU-IGIV product candidate. The Q1
2020 and Q1 2019 net R&D expense was 12% of adjusted revenue (total revenue less contracts & grants).

(in millions)	Three Months Ended March 31,
	2020	2019	% Change
Research and Development Expenses	$42.7	$46.1	(7)%
Adjustments:
Less Contracts and Grants Revenue	$22.6	$21.7	4%
Net Research and Development Expenses	$20.1	$24.4	(18)%
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$169.9	$168.9	1%
Net R&D as % of Adjusted Revenue (Net R&D Margin)	12%	14%	NA

Selling, General and Administrative

For Q1 2020, selling, general and administrative expenses were $69.7 million, an increase of $4.3 million or 7% as compared to 2019. The increase primarily reflects additional expenses related to staffing to support the Company's growth.

3 of 11

Amortization of Intangible Assets

For Q1 2020, amortization of intangible assets was $14.8 million was consistent with amortization of intangible assets of $14.5 million in Q1 2019.
Income Taxes

For Q1 2020, the income tax benefit in the amount of $8.8 million was consistent with the benefit during the Q1 2019 as a percentage of net loss during the periods.

Net Loss & Adjusted Net Income (Loss)

For Q1 2020, the Company recorded net loss of $12.5 million, or $0.24 per diluted share, versus net loss of $26.0 million, or $0.51 per diluted share, in 2019.

For Q1 2020, the Company recorded adjusted net income of $0.3 million, or $.01 per diluted share, versus adjusted net loss of $5.2 million, or $.10 per diluted share, in 2019. (1)

Adjusted EBITDA

For Q1 2020, the Company recorded adjusted EBITDA of $15.3 million versus $8.4 million in 2019. (1)

2020 FINANCIAL FORECAST

For full year 2020, the Company reaffirms its expectation of the following forecasted financial metrics previously provided on February 20, 2020.

(in millions)	FULL YEAR 2020 (As of 4/30/2020)
Total Revenues	$1,175 -- $1,275
Adjusted Net Income (1)	$160 -- $210
Adjusted EBITDA (1)	$300 -- $360

The Company’s financial forecast for 2020 includes the anticipated impact of the following items:

•	A full year of product sales, including the following ranges for key components of the product portfolio:

◦	NARCAN Nasal Spray: $285 million - $315 million;

◦	Anthrax Vaccines: $270 million - $300 million;

◦	ACAM2000: $180 million - $200 million;

•	Contract development and manufacturing revenue of $125 million - $145 million;

•	Deliveries of raxibacumab to the Strategic National Stockpile (SNS) under the anticipated follow-on procurement contract with HHS;

•	Domestic and international sales of the other medical countermeasures that comprise Other Product sales;

•	Continued improvement of gross margin (a combination of product sales and CDMO services) in a range of 200 - 400 basis points annually, driven by improved product mix;

•
Continued investment in internally funded development projects most notably the anticipated Phase 3 studies for the CHIKV VLP and FLU-IGIV product candidates as well as the Phase 1/2 study for COVID-EIG, among other R&D projects.

Emergent has assessed the risks to its business associated with the COVID-19 pandemic and has adopted measures to mitigate those risks as they are understood today, and accordingly is providing this outlook for 2020. Despite the lack of expected material disruption to the company’s business, the management team continues to assess the business and operational implications associated with the pandemic and market conditions on its employees, patients and customers.

4 of 11

The outlook for 2020 does not include estimates for potential new corporate development or other M&A transactions.

Q2 2020 REVENUE FORECAST

For Q2 2020, the Company forecast for total revenues is $270 million - $300 million.

FOOTNOTES

(1) See "Reconciliation of Net Loss to Adjusted Net Loss and Adjusted EBITDA" for a definition of terms and the reconciliation tables.

CONFERENCE CALL, PRESENTATION SUPPLEMENT, AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, April 30, 2020, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:

Live Teleconference Information: Dial in: [US] (855) 766-6521; [International] (262) 912-6157 Conference ID: 3784302
Live Webcast Information: Visit https://edge.media-server.com/mmc/p/juw3z8b3 for the live webcast feed.

A replay of the call can be accessed at www.emergentbiosolutions.com under “Investors.”

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions is a global life sciences company whose mission is to protect and enhance life. Through our specialty products and contract development and manufacturing services, we are dedicated to providing solutions that address public health threats. Through social responsibility, we aim to build healthier and safer communities. We aspire to deliver peace of mind to our patients and customers so they can focus on what’s most important in their lives. In working together, we envision protecting or enhancing 1 billion lives by 2030. For more information visit www.emergentbiosolutions.com. Find us on LinkedIn and follow us on Twitter @emergentbiosolu and Instagram @life_at_emergent.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance and related projections and statements regarding our ability to meet such projections in the anticipated timeframe, if at all; the ability to advance potential solutions to combat the novel strain of coronavirus (SARS-CoV-2) causing COVID-19 disease; statements regarding total contract value; continued product sales of key components of the product portfolio at specified levels; deliveries of raxibacumab to the SNS under the anticipated follow-on procurement contract with the ASPR; domestic and international sales of the other medical countermeasures at specified levels; contract development and manufacturing revenues at specified levels; extending the shelf life of NARCAN® Nasal Spray; the results of clinical trials; continued improvement of gross margin (a combination of product sales and CDMO services); as well as continued investment in internally funded development projects and any other statements containing the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “targets,” “forecasts,” “estimates” and similar expressions in conjunction with, among other things, discussions of the Company's outlook, financial performance or financial condition, financial and operation goals, strategic goals, growth strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, and the timing of certain regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statements speak only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.
There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including the impact of global economic conditions and public health crises and epidemics, such as the impact from the global pandemic that arose from the novel strain of coronavirus (SARS-CoV-2) causing COVID-19 disease that recently originated and quickly spread globally, on the markets, our operations, and employees as well as those of our customers and suppliers; availability of U.S. government funding for procurement for our products; our ability to perform under our contracts with the U.S. government, including the timing of and specifications relating to deliveries; the continued exercise of discretion by BARDA to procure additional doses of AV7909 (anthrax vaccine adsorbed (AVA), adjuvanted) prior to approval by the FDA; our ability to secure licensure of AV7909 from the FDA within the anticipated timeframe, if at all; our ability to secure follow-on procurement contracts for our solutions to public health threats that are under procurement contracts that have expired or will be expiring; our ability and the ability of our collaborators to enforce patents related to NARCAN Nasal Spray against potential generic entrants; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations; our ability to comply with the operating and financial covenants required by our senior secured credit facilities; our ability to obtain and maintain regulatory approvals for our product candidates and the timing of any such approvals; the safety and effectiveness of the current COVID-19 product candidates we are working on; the procurement of products by U.S. government entities under regulatory exemptions prior to approval by the FDA and corresponding procurement by government entities outside of the United States under regulatory exemptions prior to approval by the corresponding regulatory authorities in the applicable country; the success of our commercialization, marketing and manufacturing capabilities and strategy; and the accuracy of our estimates regarding future revenues, expenses, and capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission when evaluating our forward-looking statements.

Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Miko B. Neri Senior Director, Corporate Communications (o) 240/631-3392 NeriM@ebsi.com

5 of 11

Emergent BioSolutions Inc.
Consolidated Balance Sheets
(unaudited, in millions, except per share data)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$181.5	167.8
Restricted cash	0.2	0.2
Accounts receivable, net	162.5	270.7
Inventories	248.1	222.5
Income tax receivable, net	10.2	4.6
Prepaid expenses and other current assets	24.1	20.4
Total current assets	626.6	686.2
Property, plant and equipment, net	549.2	542.3
Intangible assets, net	708.1	712.9
In-process research and development	29.0	29.0
Goodwill	266.4	266.6
Deferred tax assets, net	17.6	13.4
Other assets	81.8	76.9
Total assets	$2,278.7	$2,327.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$84.2	94.8
Accrued expenses	41.5	39.5
Accrued compensation	47.5	62.4
Debt, current portion	26.3	12.9
Other current liabilities	7.6	6.7
Total current liabilities	207.1	216.3
Contingent consideration, net of current portion	26.1	26.0
Debt, net of current portion	762.9	798.4
Deferred tax liability	63.9	63.9
Contract liabilities, net of current portion	85.0	85.6
Other liabilities	58.9	48.6
Total liabilities	1,203.9	1,238.8

Stockholders' equity:
Preferred stock, $0.001 par value; 15.0 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200.0 shares authorized, 53.5 and 53.0 shares issued; 52.3 and 51.7 shares outstanding, respectively	0.1	0.1
Treasury stock, at cost, 1.2 common shares	(39.6)	(39.6)
Additional paid-in capital	726.2	716.1
Accumulated other comprehensive loss, net	(21.2)	(9.9)
Retained earnings	409.3	421.8
Total stockholders' equity	1,074.8	1,088.5
Total liabilities and stockholders' equity	$2,278.7	2,327.3

6 of 11

Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2020	2019

Revenues:
Product sales, net	$148.2	153.0
Contract development and manufacturing services	21.7	15.9
Contracts and grants	22.6	21.7
Total revenues	192.5	190.6

Operating expenses:
Cost of product sales and contract development and manufacturing services	76.9	91.8
Research and development	42.7	46.1
Selling, general and administrative	69.7	65.4
Amortization of intangible assets	14.8	14.5
Total operating expenses	204.1	217.8

Loss from operations	(11.6)	(27.2)

Other (expense) income:
Interest expense	(8.6)	(9.6)
Other expense, net	(1.1)	(1.0)
Total other expense, net	(9.7)	(10.6)

Loss before provision for income taxes	(21.3)	(37.8)
Income tax benefit	8.8	11.8
Net loss	$(12.5)	$(26.0)

Net loss per common share
Basic	$(0.24)	$(0.51)
Diluted	$(0.24)	$(0.51)

Shares used in computing loss per share
Basic	52.0	51.2
Diluted	52.0	51.2

7 of 11

Emergent BioSolutions Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended March 31,
	2020	2019
Cash flows provided by operating activities:
Net loss	$(12.5)	$(26.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation expense	6.6	6.8
Depreciation and amortization	28.2	26.6
Amortization of deferred financing costs	0.7	0.7
Deferred income taxes	(4.2)	(11.4)
Change in fair value of contingent consideration, net	0.6	1.7
Other	—	(0.1)
Changes in operating assets and liabilities:
Accounts receivable	108.2	141.6
Inventories	(25.6)	(5.2)
Prepaid expenses and other assets	(15.3)	(16.6)
Accounts payable	(15.6)	4.2
Accrued expenses	1.1	1.7
Accrued compensation	(14.9)	(21.3)
Contract liabilities	0.5	2.1
Net cash provided by operating activities:	57.8	104.8
Cash flows used in investing activities:
Purchases of property, plant and equipment and other	(24.2)	(21.4)
Net cash used in investing activities:	(24.2)	(21.4)
Cash flows used in financing activities:
Proceeds from revolving credit facility	—	30.0
Principal payments on revolving credit facility	(20.0)	(80.0)
Principal payments on term loan facility	(2.8)	(2.8)
Proceeds from issuance of common stock upon exercise of stock options	9.1	0.9
Taxes paid on behalf of employees for equity activity	(5.6)	(6.0)
Contingent consideration payments	(0.7)	(0.5)
Net cash used in financing activities:	(20.0)	(58.4)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.1	—
Net increase in cash, cash equivalents and restricted cash	13.7	25.0
Cash, cash equivalents and restricted cash at beginning of period	168.0	112.4
Cash, cash equivalents and restricted cash at end of period	$181.7	$137.4

8 of 11

RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS AND ADJUSTED EBITDA (unaudited)
This press release contains two financial measures (Adjusted Net Loss and Adjusted EBITDA (Earnings Before Depreciation and Amortization, Interest and Taxes)) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Loss adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. All adjustments are tax effected utilizing the federal statutory tax rate for the US, except for changes in the fair value of contingent consideration as the vast majority is non-deductible for tax purposes. Adjusted Net Loss margin is defined as Adjusted Net Loss divided by total revenues. Adjusted EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes, excluding specified items that can be highly variable and the non-cash impact of certain purchase accounting adjustments. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenues. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure may provide a more complete understanding of factors and trends affecting the Company’s business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of Net Loss to Adjusted Net Loss (Unaudited)

(in millions, except per share value)	Three Months Ended March 31, 2020
	2020	2019	Source
Net loss	($12.5)	($26.0)
Adjustments:
+ Acquisition-related costs (transaction & integration)	—	4.0	SG&A
+ Non-cash amortization charges	15.5	15.3	SG&A, Other Income
+ Changes in fair value of contingent consideration	0.6	1.6	SG&A
+ Impact of purchase accounting on inventory step-up	—	5.0	COGS
Tax effect	(3.3)	(5.1)
Total adjustments:	12.8	20.8
Adjusted net income (loss)	$0.3	($5.2)
Adjusted net income (loss) per diluted share	$0.01	($0.10)

9 of 11

(in millions)	Full Year Forecast
	2020F	Source
Net income	$105 - $155
Adjustments:
+ Acquisition-related costs (transaction & integration)	4	SG&A
+ Non-cash amortization charges	64	Intangible Asset Amortization, Other Income
+ Change in fair value of contingent consideration	1	COGS
Tax effect	(14)
Total adjustments:	55
Adjusted net income	$160 - $210

Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)

(in millions, except per share value)	Three Months Ended March 31,
	2020	2019
Net loss	($12.5)	($26.0)
Adjustments:
+ Depreciation & amortization	28.2	26.6
+ Provision for income taxes	(8.8)	(11.8)
+ Total interest expense, net*	7.8	9.0
+ Changes in fair value of contingent consideration	0.6	1.6
+ Acquisition-related costs (transaction & integration)	—	4.0
+ Impact of purchase accounting on inventory step-up	—	5.0
Total additional adjustments	27.8	34.4
Adjusted EBITDA	$15.3	$8.4

* Includes interest income of $0.8 million in 2020 and $0.6 million in 2019

(in millions)	Full Year Forecast
2020F
Net income	$105 - $155
Adjustments:
+ Depreciation & amortization	111 to 121
+ Provision for income taxes	48
+ Total interest expense	31
+ Acquisition-related costs (transaction & integration)	4
+ Change in fair value of contingent consideration	1
Total additional adjustments	195 to 205
Adjusted EBITDA	$300 - $360

10 of 11